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                                                                 Exhibit 99.p(1)

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                                  HARBOR FUND
                                       &
                              HCA SECURITIES, INC.
                                 CODE OF ETHICS
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I.       INTRODUCTION

         This Code of Ethics is divided into four parts. The first part contains the Statement of General Principles and Legal Requirements for Harbor Fund and HCA Securities and definitions not otherwise set forth herein. The second part of this Code of Ethics contains provisions relating exclusively to the Independent Trustees of Harbor Fund. The third part contains provisions applicable to all employees of Harbor Capital Advisors, Inc. ("Harbor Capital") as well as to access persons of Harbor Fund and HCA Securities who are also access persons of Harbor Capital. The fourth part contains record keeping and other miscellaneous provisions.

         The Board of Trustees of Harbor Fund and the Board of Directors of HCA Securities have determined that the high standards established by Harbor Capital may, without change, be appropriately applied by Harbor Fund and HCA Securities to those access persons of Harbor Fund who are also access persons of Harbor Capital and, accordingly, may have opportunities for knowledge of and, in some cases, influence over, Harbor Fund portfolio transactions. In the experience of Harbor Fund, trustees who are unaffiliated with Harbor Capital (i.e., the Independent Trustees) have comparatively less current knowledge and considerably less influence over specific purchases and sales of securities by Harbor Fund. Therefore, this Code of Ethics contains separate provisions exclusively applicable to such Independent Trustees.

         A.       STATEMENT OF GENERAL PRINCIPLES

                  It is the policy of Harbor Fund and HCA Securities that no access person shall engage in any act, practice or course of conduct that would violate the provisions of Section 17 (j) of the Investment Company Act of 1940, as amended ( the "1940 Act"), and Rule 17j-1 thereunder. The fundamental position of Harbor Fund and HCA Securities is, and has been, that each access person shall place at all times the interests of Harbor Fund and its shareholders first. Each access person must avoid any situation involving an actual or potential conflict of interest or possible impropriety with respect to his or her duties and responsibilities to Harbor Fund. Each access person must not take advantage of his or her position of trust and responsibility with Harbor Fund or HCA Securities and must avoid any situation that might compromise or call into question his or her exercise of full independent judgment in the best interests of Harbor Fund.

                  Accordingly, private financial transactions by access persons of Harbor Fund and HCA Securities must be conducted consistent with this Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an access person's position of trust and responsibility.

                  Without limiting in any manner the fiduciary duty owed by access persons to Harbor Fund or the provisions of this Code of Ethics, it should be noted that Harbor Fund and HCA Securities considers it proper that purchases and sales be made by its access


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                  persons in the marketplace of securities owned by Harbor Fund;
                  provided, however, that such securities transactions comply with the spirit of, and the specific restrictions and limitations set forth in, this Code of Ethics. Such personal securities transactions should also be made in amounts consistent with the normal investment practice of the person involved, and with an investment, rather than a short-term trading, outlook. In making personal investment decisions with respect to any security, extreme care must be exercised by access persons to insure that the prohibitions of this Code of Ethics are not violated.

                  It bears emphasis that technical compliance with the procedures, prohibitions and limitations of this Code of Ethics will not automatically insulate from scrutiny personal securities transactions which show a pattern of abuse by an access person of his or her fiduciary duty to Harbor Fund.

         B.       LEGAL REQUIREMENTS

                  Section 17 (j) the 1940 Act provides, among other things, that it is unlawful for any affiliated person of Harbor Fund or HCA Securities to engage in any act, practice or course of business in connection with the purchase or sale, directly or indirectly, by such affiliated person of any security held or to be acquired by Harbor Fund in contravention of such rules and regulations as the Securities and Exchange Commission (the "Commission") may adopt to define and prescribe means reasonably necessary to prevent such acts, practices or courses of business as are fraudulent, deceptive or manipulative. Pursuant to Section 17 (j), the Commission has adopted rule 17j-1 which states that it is unlawful for any affiliated person of Harbor Fund or HCA Securities in connection with the purchase or sale of a security held or to be acquired (as defined in the Rule) by Harbor Fund:

                  1. To employ any device, scheme or artifice to defraud Harbor Fund;

                  2. To make to Harbor Fund any untrue statement of a material fact or omit to state to Harbor Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

                  3. To engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon Harbor Fund; or

                  4. To engage in any manipulative practice with respect to Harbor Fund.

         C.       DEFINITIONS

                  For purposes of this Code of Ethics, the following definitions shall apply:

                  1. The term "access person" with respect to Harbor Fund shall mean any trustee, officer or advisory person (as defined below) of Harbor Fund. The term "access person" with respect to Harbor Capital shall mean any director, officer or advisory person (as defined below) of Harbor Capital and any other employee of Harbor Capital designated an "access person" by the Chief Executive Officer of Harbor Capital. The term "access person" with respect to HCA Securities shall


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                           mean any director or officer of HCA Securities who,
                           in the ordinary course of business makes, participates in or obtains information regarding the purchase or sale of covered securities by Harbor Fund, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to Harbor Fund regarding the purchase or sale of covered securities.

                  2. The term "advisory person" shall mean (i) every employee of Harbor Fund and Harbor Capital (or of any company in control relationship to Harbor Fund and Harbor Capital ) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security (as defined below) by Harbor Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales and (ii) every natural person in a control relationship to Harbor Fund and Harbor Capital who obtains information concerning recommendations made to Harbor Fund with regard to the purchase or sale of a security. The term "advisory person" shall not mean, for purposes of this Code of Ethics, any employee of any subadviser to Harbor Fund that is not otherwise affiliated with Harbor Capital.

                  3. The term "beneficial ownership" shall mean a direct or indirect "pecuniary interest" (as defined in subparagraph (a) (2) of Rule 16a-1 under the Securities Exchange Act of 1934, as amended) that is held or shared by a person directly or indirectly (through any contract, arrangement, understanding, relationship or otherwise) in a security. While the definition of "pecuniary interest" in subparagraph
                           (a) (2) of Rule 16a-1 is complex, the term generally means the opportunity directly or indirectly to provide or share in any profit derived from a transaction in a security. An indirect pecuniary interest in securities by a person would be deemed to exist as a result of:

                           (i) ownership of securities by any of such person's immediate family members sharing the same household (including child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother- or father-in-law, sister- or brother-in-law, and son- or daughter-in-law) but the presumption of such beneficial ownership may be rebutted;

                           (ii) the person's partnership interest in the portfolio securities held by a general or limited partnership;

                           (iii) the existence of a performance-related fee (not simply an asset-based fee) received by such person as broker, dealer, investment adviser or manager to a securities account;

                           (iv) the person's right to receive dividends from a security provided such right is separate or separable from the underlying securities;

                           (v) the person's interest in securities held by a trust under certain circumstances; and

                           (vi) the person's right to acquire securities through the exercise or conversion of a "derivative security" (which term excludes
                                    (a) a broad-


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                                    based index option or future, (b) a right
                                    with an exercise or conversion privilege at a price that is not fixed, and (c) a security giving rise to the right to receive such other security only pro rata and by virtue of a merger, consolidation or exchange offer involving the issuer of the first security).

                  4. The term "control" shall mean the power to exercise a controlling influence over the management or policies or Harbor Fund or Harbor Capital, unless such power is solely the result of an official position with Harbor Fund or Harbor Capital, all as determined in accordance with Section 2 (a) (9) of the 1940 Act.

                  5. The term "Independent Trustee" shall mean a trustee of Harbor Fund who is not an "interested person" of Harbor Fund within the meaning of Section 2 (a) (19) of the 1940 Act.

                  6. The term "Harbor Fund" shall mean Harbor Fund, the Delaware statutory trust, and any series of Harbor Fund. The term "HCA Securities" shall mean HCA Securities, Inc., Harbor Fund's distributor and principal underwriter.

                  7. The term "material non-public information" with respect to an issuer shall mean information, not yet released to the public, which would have a substantial likelihood of affecting a reasonable investor's decision to buy or sell any securities of such issuer.

                  8. The term "purchase" shall include the writing of an option to purchase.

                  9. The term "Review Officer" shall mean the officer of Harbor Fund or officer or employee of Harbor Capital designated from time to time by the Board of Trustees of Harbor Fund to receive and review reports of purchases and sales by access persons of either Harbor Fund or HCA Securities. The term "Alternate Review Officer" shall mean the officer(s) of Harbor Fund or officer or employee of Harbor Capital designated from time to time by the Board of Trustees of Harbor Fund to support the Review Officer. The Alternate Review Officer(s) shall have the same authority to act under this Code of Ethics as the Review Officer. The Alternate Review Officer shall receive and review reports of purchases and sales by the Review Officer.

                  10. The term "sale" shall include the writing of an option to sell.

                  11. The term "security" shall have the meaning set forth in Section 2 (a) (36) of the 1940 Act, except that it shall not include shares of registered open-end investment companies other than shares of Harbor Fund, securities issued by the United States government, short-term securities which are "government securities" within the meaning of Section 2 (a) (16) of the 1940 Act, bankers' acceptances, bank certificates of deposit, commercial paper and such other money market instruments as may be designated from time to time by the Board of Trustees.


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                  12.      A security is "being considered for purchase or sale"
                           when a recommendation to purchase or sell a security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

                  13. The term "significant remedial action" shall mean any action that has a material financial effect upon an access person, such as firing, suspending or demoting the access person, imposing a substantial fine or requiring the disgorging of profits.

II.      RULES APPLICABLE TO INDEPENDENT TRUSTEES

         A.       PROHIBITED ACTIVITIES

                  While the scope of actions which may violate the Statement of General Principles set forth above cannot be defined exactly, such actions would always include at least the following prohibited activities.

                  1. No Independent Trustee may profit by securities transactions of a short-term trading nature (including market timing) involving shares of Harbor Fund. Transactions which involve a purchase and sale, or sale and purchase, of shares of the same series of Harbor Fund (excluding the Harbor Money Market Fund and Short Duration Fund) within thirty (30) calendar days shall be deemed to be of a short-term trading nature and thus prohibited unless prior written approval of the transaction is obtained from the Review Officer of Harbor Capital. This restriction shall also not apply to purchase and sales of shares of Harbor Fund pursuant to an automatic dividend reinvestment plan or automatic investment, exchange or withdrawal plan.

                  2. No Independent Trustee shall, directly or indirectly, purchase or sell securities in such a way that the Independent Trustee knew, or reasonably should have known, that such securities transactions compete in the market with actual or considered securities transactions for Harbor Fund, or otherwise personally act to injure Harbor Fund's securities transactions.

                  3. No Independent Trustee shall use the knowledge of securities purchased or sold by Harbor Fund or securities being considered for purchase or sale by Harbor Fund to profit personally, directly or indirectly, by the market effect of such transactions.

                  4. No Independent Trustee shall, directly or indirectly, communicate to any person who is not an access person any material non-public information relating to Harbor Fund or any issuer of any security owned by Harbor Fund, including, without limitation, non-public portfolio holdings information of Harbor Fund and non-public information regarding the purchase or sale or considered purchase or sale of a security on behalf of Harbor Fund.

         B.       EXEMPT TRANSACTIONS AND CONDUCT


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                  The Statement of General Principles and the Prohibited
                  Activities set forth in the above Section I, Paragraph A and
                  Section II, Paragraph A, respectively, shall not be deemed to be violated by any of the following transactions:

                  1. Purchases or sales for an account over which the Independent Trustee has no direct or indirect influence or control;

                  2. Purchases or sales which are non-volitional on the part of the Independent Trustee;

                  3. Purchases or sales pursuant to an automatic investment plan, which is a program by which regular periodic purchases or withdrawals are made automatically in or from investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes a dividend reinvestment plan;

                  4. Purchases made by exercising rights distributed by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired by the Independent Trustee from the issuer, and sales of such rights so acquired;

                  5. Tenders of securities pursuant to tender offers which are expressly condition on the tender offer's acquisition of all of the securities of the same class; and

                  6. Purchases or sales for which the Independent Trustee has received prior written approval from the Review Officer for Harbor Capital. Prior approval shall be granted only if a purchase or sale of securities is consistent with the purposes of this Code of Ethics,
                           Section 17 (j) of the 1940 Act and Rule 17j-1 thereunder.

         C.       PERSONAL REPORTING REQUIREMENTS

                  No Independent Trustee shall be required to submit to Harbor Fund a report of any securities transactions during each quarterly period in which such Independent Trustee has, or by reason of such transactions acquires or disposes of, any beneficial ownership of a security (whether or not one of the exemptions listed in Section B applies) unless such Independent Trustee, at the time of that transaction, knew or, in the ordinary course of fulfilling his or her official duties as a trustee of Harbor Fund, should have know that, during the fifteen (15) day period immediately preceding the date of the transaction by the Independent Trustee such security was purchased or sold by Harbor Fund or such security was being considered by Harbor Fund or Harbor Capital for purchase or sale by Harbor Fund. Any required report shall be in the form annexed hereto as Form II, or in similar form (such as a computer printout) and shall be made not later than thirty (30) days after the end of each calendar quarter in which the transaction (s) to which the report relates was effected.

         D.       ANNUAL CERTIFICATION OF COMPLIANCE

                  All Independent Trustees shall certify annually on the form annexed hereto as Form IV (or similar form) that they (i) have read and understand this Code of Ethics and recognize that they are subject hereto, (ii) have complied with the requirements of this Code of


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                  Ethics and (iii) have disclosed or reported all personal
                  securities transactions required to be disclosed or reported pursuant to the requirements of this Code of Ethics.

         E.       JOINT PARTICIPATION

                  Independent Trustees should be aware that a specific provision of the 1940 Act prohibits such persons, in the absence of an order of the Commission, from effecting a transaction in which Harbor Fund is a "joint or a joint and several participant" with such person. Any transaction which suggests the possibility of a question in this area should be presented to legal counsel for review.

         F.       ELECTRONIC REPORTING

                  Any of the information which is required to be submitted under this Code of Ethics may be submitted in electronic format provided the electronic submission contains substantially the same information as is requested on the attached Forms.

III. RULES APPLICABLE TO ACCESS PERSONS OF HARBOR FUND AND HCA SECURITIES WHO ARE ALSO ACCESS PERSONS OF HARBOR CAPITAL

         A.       INCORPORATION OF HARBOR CAPITAL'S CODE OF ETHICS

                  1. The provisions of the Code of Ethics of Harbor Capital, which is attached as Appendix A hereto, are incorporated herein by reference as Harbor Fund's and HCA Securities' Code of Ethics applicable to access persons (other than the Independent Trustees) of Harbor Fund and HCA Securities who are also access persons of Harbor Capital.

                  2. A violation of Harbor Capital's Code of Ethics shall constitute a violation of this Code of Ethics.
         B.       REPORTS

                  Access persons of Harbor Fund and/or HCA Securities who are access persons of Harbor Capital shall file the reports required under Harbor Capital's Code of Ethics with the Review Officer and, if the Review Officer is an access person of Harbor Fund, he or she shall submit his or her reports to the Alternate Review Officer.

IV.      MISCELLANEOUS

         A.       RECORDKEEPING REQUIREMENTS

                  Harbor Fund and HCA Securities shall maintain and preserve in an easily accessible place:

                  1. A copy of this Code of Ethics (and any prior code of ethics that was in effect at any time during the past five years) for a period of five years;


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                  2.       A record of any violation of this Code of Ethics and
                           of any action taken as a result of such violation for a period of five years following the end of the fiscal year in which the violation occurs;

                  3. A copy of each report (or computer printout) submitted under this Code of Ethics for a period of five years, only those reports submitted during the previous two years must be maintained and preserved in an easily accessible place;

                  4. A list of all persons who are, or within the past five years were, required to make reports pursuant to this Code of Ethics; and

                  5. The names of each person who is serving or who has served as Review Officer within the past five years.

         B.       CONFIDENTIALITY

                  All information obtained from any access person hereunder shall be kept in strict confidence by Harbor Fund, except that reports of securities transactions hereunder will be made available to the Commission or any other regulatory or self-regulatory organization to the extent required by law or regulation.

         C.       ANNUAL REVIEW BY THE BOARD OF TRUSTEES

                  The Chief Compliance Officer or Review Officer of Harbor Fund and Harbor Capital must prepare an annual report to Harbor Fund's Board of Trustees setting forth the following information relating to compliance with this Code of Ethics during the previous year:

                  1. A summary of existing procedures concerning personal investing and, for the Board's approval, any changes in the procedures made during the past year, provided however, that any material change to this Code of Ethics must be presented to the Board for approval within six months of such change;

                  2. A report of any violations requiring significant remedial action during the past year; and

                  3. A summary of any recommended changes, for the Board's approval, in existing restrictions or procedures based upon Harbor Fund's, Harbor Capital's or HCA Securities' experience under their respective codes of ethics, evolving industry practices or developments in applicable laws or regulations.

                  4. A certification that Harbor Fund, Harbor Capital and HCA Securities have each adopted procedures which are reasonably necessary to prevent access persons from violating their respective codes of ethics.

         D.       DISCLOSURE OF PERSONAL SECURITIES TRANSACTIONS

                  Harbor Fund undertakes to include in its Registration Statement disclosure relating to whether access persons are permitted to engage in personal securities transactions and


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                  the general restrictions and procedures by which access
                  persons are governed in those transactions.

         E.       THE SUBADVISERS TO HARBOR FUND

                  The Board of Trustees recognizes that the portfolio of each series of Harbor Fund is managed by a Subadviser that is not otherwise affiliated with Harbor Capital. Each such Subadviser is subject to its own code of ethics, which must be approved by the Board of Trustees when the Subadviser is initially engaged. Each Subadviser is also required to inform the Board of any material change to the Subadviser's Code of Ethics promptly. The Board of Trustees is required to approve any material change to the Subadviser's Code of Ethics within six months of such change.

                  Each Subadviser is required to submit quarterly to the Review Officer a report on Form V that there have been no violations of the Subadviser's code of ethics during the most recent calendar quarter. If there have been any violations of the Subadviser's code of ethics, the Subadviser must submit on Form VI a report of such violations and what remedial action, if any, was taken.

                  Each Subadviser must also certify that it has adopted procedures reasonably necessary to prevent its access persons (as that term is defined in Rule 17j-1) from violating its code of ethics.

         F.       AMENDMENT TO THE CODE OF ETHICS

                  Any material amendment to this Code of Ethics or to Harbor Capital's Code of Ethics must be approved by the Board of Trustees within six months of such amendment. Any amendment to Harbor Capital's Code of Ethics shall be deemed an amendment to this Code of Ethics effective thirty (30) days after written notice of each amendment shall have been received by the Secretary of Harbor Fund, unless Harbor Fund's Board of Trustees expressly determines that such amendment shall become effective at an earlier date or shall not be adopted.

         G.       INTERPRETATION

                  Harbor Fund's Board of Trustees may from time to time adopt such interpretations of this Code of Ethics as it deems appropriate.


RESTATED EFFECTIVE:  SEPTEMBER 2001
FURTHER REVISED:  JANUARY 2004
FURTHER REVISED:  NOVEMBER 21, 2005 (EFFECTIVE JANUARY 1, 2006)


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